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FIRST UNION REAL ESTATE EQUITY & MORTGAGE INVESTMENTS CHARGED BY SIZELER WITH VIOLATING SEC RULES AND REGULATIONS WITH RESPECT TO SIZELER PROPERTY INVESTORS, INC.

- First Union Also Charged With Making False and Misleading Statements To The Marketplace About Sizeler, Its Board And Sizeler's Recently Completed Equity Placement -

New Orleans, Louisiana, March 16, 2005 - First Union Real Estate Equity & Mortgage Investments (NYSE: FUR) has been charged in federal court in Maryland by Sizeler Property Investors, Inc. (NYSE: SIZ) with intentionally making false, incomplete and misleading Securities Exchange Commission ("SEC") filings with respect to First Union's investment in Sizeler. According to the charges, First Union has not disclosed in its SEC filings its true agenda, which is to deceive Sizeler shareholders as First Union pursues a scheme to destabilize Sizeler and then liquidate Sizeler's assets to the benefit of First Union.

Furthermore, in an amended complaint, defendant First Union also has been charged with knowingly making false statements to the public marketplace about Sizeler and its board with respect to Sizeler's recently-completed, long-planned registered placement of equity, and the Sizeler board's determination to complete the transaction. Those Sizeler common shares were purchased by top-tier institutional investors, and the funds derived from the purchases have an immediate favorable impact on Sizeler's balance sheet.

Late on Tuesday, March 15, in a separate legal action, the Circuit Court for Baltimore City today denied First Union's motion for a temporary restraining order to hold up Sizeler's equity offering, which already had closed earlier in the day.

According to the federal charges, defendant First Union has engaged in misconduct that has violated the Securities Exchange Act of 1934, as amended by the Williams Act. Specifically, First Union has failed to disclose the true nature of its purposes in acquiring Sizeler common stock. According to its SEC filings, First Union purports to have accumulated since last August 9.9% of Sizeler's outstanding stock. In none of its SEC filings since August, including its initial Schedule 13D filing and no less than twelve subsequent amendments, does First Union, as required, reveal its scheme with respect to Sizeler, while during this period First Union's President, who is also one of the individuals First Union wants to put on Sizeler's board, has been promoting through the media the true agenda behind his company's purchases of Sizeler shares - destabilizing and gaining control of Sizeler and, in turn, liquidating Sizeler's assets to the benefit of First Union.

In addition, as noted in the complaint, other parties known to First Union and its chairman and chief executive officer, Michael Ashner, have also been accumulating shares of Sizeler. Among these parties is speculative investor William Ackman, who sold First Union last year to Ashner. Ackman has gained notoriety over the past few years with respect to investigations and inquiries of him and entities in which he has been involved by the New York Attorney General's office with respect to his and these entities' business practices. Ackman is now Sizeler's second largest shareholder based on the information represented in Ackman's SEC 13G filings.

With respect to First Union's false public statement regarding Sizeler's private placement, the court filings against defendant First Union make clear that First Union's "scheme to impugn the Board and management appears to be part of a larger scheme to destabilize Sizeler, cripple Sizeler's ability to complete its August 2004 Strategic Plan, and further First Union's and Ashner's self-interested and personal agendas. First Union and Ashner seem intent only on perpetuating disinformation and intimidation, while disregarding the clear benefit of the common stock offering to Sizeler shareholders. By rumor, material misstatement, and ham-fisted litigation, First Union has attempted to denigrate the Board's good faith business judgment with respect to a financing undeniably beneficial to shareholders."

Sizeler has requested the court to enter a judgment requiring the defendant First Union and any persons or entities controlled by it, acting in concert with it, or acting with it for the purpose of acquiring, holding, voting, or disposing of common stock of Sizeler, to cease violating SEC laws and rules, and to refrain from exercising voting rights and taking other corporate actions adverse to Sizeler and its shareholders.

Sizeler Property Investors, Inc. is an equity real estate investment trust (REIT) which invests in retail and apartment properties in the southeastern United States. The Company currently owns a total of thirty-one properties -- sixteen in Louisiana, eleven in Florida and four in Alabama.

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